Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

10 December 2025
Matter No.: 1006822
+1 441 299 4954
Marcello.Ausenda@conyers.com
Borr Drilling Limited
S.E. Pearman Building
2nd floor, 9 Par-la-Ville Road
Hamilton HM 11
Bermuda

Dear Sir/Madam

Re: Borr Drilling Limited (the “Company”)

We have acted as special Bermuda counsel to the Company in connection with a registration statement on Form F-3 (Registration No. 333-286490) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 11 April 2025 and the prospectus filed with the Commission on 11 April 2025, as supplemented by a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) filed with the Commission on 8 December 2025 and a final prospectus supplement (the “Final Prospectus Supplement”) filed with the Commission on 10 December 2025 (collectively, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of the issuance and sale to the Underwriters (as defined below) of 21,000,000 common shares of par value US$0.10 per share in the share capital of the Company (the “Common Shares”), pursuant to an underwriting agreement dated 9 December 2025 (the “Agreement”) among the Company and DNB Carnegie, Inc., Clarksons Securities AS, Citigroup Global Markets Inc., Fearnley Securities AS, and Pareto Securities AS, as representatives of the several underwriters named in Schedule I thereto (together, the “Underwriters”).

1.            DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Agreement. We have also reviewed:

1.1.	copies of the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 10 December 2025;

1.2.	a Certificate of Compliance under the Companies Act 1981, as amended (the “Companies Act 1981”) issued by the Bermuda Registrar of Companies in respect of the Company dated 9 December 2025;

1.3.	a copy of the minutes of a meeting of the Company’s directors held on 2 December 2025 certified by the Secretary of the Company on 10 December 2025 (the “Board Resolutions”);

1.4.
a copy of the minutes of a meeting of the pricing committee of the Company held on 9 December 2025 certified by the Secretary of the Company on 10 December 2025 (the “Pricing Committee Resolutions”, and together with the Board Resolutions, the “Resolutions”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.            ASSUMPTIONS

We have assumed:

2.1.
the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.
that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Agreement and other documents reviewed by us;

2.4.
that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.6.
that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, and the consent to the issue and free transfer of the Company’s securities given by the Bermuda Monetary Authority as of 13 June 2025 will not have been revoked or amended at the time of issuance of any Common Shares;

2.7.	that upon the issue of any Common Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.8.
the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the Common Shares, and the due execution and delivery thereof by each party thereto.

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3.            QUALIFICATIONS

3.1.	The obligations of the Company in connection with the Common Shares and any other agreement or document relating thereto:

(a)
will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)
may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

3.2.
“Non-assessability” is not a legal concept under Bermuda law, but when we describe the Common Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

3.3.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for your benefit and use for the purposes of the filing of the Preliminary Prospectus Supplement and the Final Prospectus Supplement and the offering of the Common Shares by the Company as described in the Preliminary Prospectus Supplement and Final Prospectus Supplement and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.            OPINIONS

On the basis of and subject to the foregoing we are of the opinion that:

4.1
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2	When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

5.          DISCLOSURE

5.1.
We hereby consent to (i) the filing of this opinion as an exhibit to the Company’s Current Report on Form 6-K relating to the Common Shares and (ii) to the references to our firm under the caption “Legal Matters” in the Preliminary Prospectus Supplement and Final Prospectus Supplement forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited

Opinion of Conyers Dill & Pearman Limited	conyers.com | 4